           As filed with the Securities and Exchange Commission on June 17, 2002
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             J. D. EDWARDS & COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

             DELAWARE                                           84-0728700
 (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                               ONE TECHNOLOGY WAY
                                DENVER, CO 80237
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                           1997 EQUITY INCENTIVE PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
            1997 EMPLOYEE STOCK PURCHASE PLAN FOR NON-U.S. EMPLOYEES
                            (FULL TITLE OF THE PLAN)

                           RICHARD G. SNOW, JR., ESQ.
                             J. D. EDWARDS & COMPANY
                               ONE TECHNOLOGY WAY
                                DENVER, CO 80237
                                 (303) 334-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                    COPY TO:
                            HERBERT P. FOCKLER, ESQ.
                              JOSE F. MACIAS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
                                                AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED           REGISTERED               PER SHARE                PRICE                 FEE
  ------------------------------------          ------------          ----------------      ------------------       ------------
Common Stock, $.001 par value

--To be issued under the 1997 Equity         17,252,707 shares(1)     $15.33/$11.45(2)        $253,811,806.19         $23,350.69
Incentive Plan

-- To be issued under the 1997 Employee       3,996,937 shares(3)     $        9.73(4)        $ 38,883,202.37         $ 3,557.25
Stock Purchase Plan and the 1997
Employee Stock Purchase Plan for
Non-U.S. Employees (the "ESPP Plans")

                                   TOTAL     21,249,644                                       $292,695,008.56         $26,927.94

(1) Includes the following increases to the number of shares of the Registrant's Common Stock reserved for issuance under the 1997 Equity Incentive Plan: (i) an automatic annual increase of 4,569,550 shares on August 24, 1998, which annual increase is provided for in the 1997 Equity Incentive Plan, (ii) an automatic annual increase of 4,975,031 shares on August 24, 1999, which annual increase is provided for in the 1997 Equity Incentive Plan, (iii) an automatic annual increase of 6,764,292 shares on August 24, 2000, which annual increase is provided for in the 1997 Equity Incentive Plan and (iv) an automatic annual increase of 943,834 shares on August 24, 2001, which annual increase is provided for in the 1997 Equity Incentive Plan.

(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $15.33 per share covering 14,505,682 outstanding options and the estimated exercise price of $11.45 per share covering 2,747,025 authorized but unissued shares. The estimated exercise price of $11.45 was computed in accordance with Rule 457 by averaging the high and low prices of a share of the Registrant's Common Stock as reported on the Nasdaq National Market on June 12, 2002.

(3) Includes the following increases to the number of shares of the Registrant's Common Stock reserved for issuance under the ESPP Plans: (i) an automatic annual increase of 864,189 shares on August 24, 1998, which annual increase is provided for in the ESPP Plans, (ii) an automatic annual increase of 1,089,528 shares on August 24, 1999, which annual increase is provided for in the ESPP Plans, (iii) an automatic annual increase of 1,085,744 shares on August 24, 2000, which annual increase is provided for in the ESPP Plans and (iv) an automatic annual increase of 957,476 shares on August 24, 2001, which annual increase is provided for in the ESPP Plans.

(4) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. The estimated exercise price of $9.73 was computed in accordance with Rule 457 by taking 85% of the price obtained by averaging the high and low prices of a share of the Registrant's Common Stock as reported on the Nasdaq National Market on June 12, 2002.

================================================================================

                             J. D. EDWARDS & COMPANY
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Commission by J. D. Edwards & Company (the "Registrant") are hereby incorporated herein by reference:

         o The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 filed with the Commission on January 29, 2002 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         o The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2002, filed with the Commission on March 14, 2002, pursuant to Section 13(a) of the Exchange Act.

         o The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2002, filed with the Commission on June 14, 2002, pursuant to Section 13(a) of the Exchange Act.

         o The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed September 16, 1997 pursuant to Section 12(g) of the Exchange Act and declared effective September 23, 1997.

         o The description of the Registrant's Preferred Stock Rights Agreement contained in the Registrant's Registration Statement on Form 8-A filed November 15, 2001 pursuant to Section 12(g) of the Exchange Act.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of Section 145 of the DGCL.

         Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of
Section 174 of the DGCL or (iv) obtains an improper personal benefit.

         In accordance with the DGCL, the Registrant's Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of its directors for monetary damages for breach of their fiduciary duty to the fullest extent permitted by the DGCL now, or as it may hereafter be amended.

         In addition, as permitted by the DGCL, the Registrant's Bylaws provide that (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises at the Registrant's request, to the fullest extent permitted by Delaware law; (ii) the Registrant may indemnify its employees and agents to the maximum extent permitted by Delaware law; (iii) the Registrant is required to advance expenses incurred by its directors and officers in connection with defending a proceeding (except that a director or officer must undertake to repay any advances if it should ultimately be determined that the director or officer is not entitled to indemnification); (iv) the rights conferred in the Bylaws are not exclusive; and
(v) the Registrant may not retroactively amend the Bylaw provisions in a way that adversely affects any director or officer.

         The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act. The

Registrant has entered into indemnification agreements with its directors and officers that provide the maximum indemnity allowed to directors and officers by the DGCL and the Registrant's Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

      EXHIBIT
      NUMBER          DESCRIPTION
      -------         -----------

      4.1 Reference is made to Registrant's Registration Statement on Form 8-A filed November 15, 2001 (including the exhibits thereto), which is incorporated by reference herein as indicated in Item 3.

      4.2 J.D. Edwards & Company 1997 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.21 to the Registrant's Form S-1, File No. 333-30701).

      4.3 J.D. Edwards & Company 1997 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit
                      10.20 to the Registrant's Form S-1, File No. 333-30701).

      4.4 J.D. Edwards & Company 1997 Employee Stock Purchase Plan for Non-U.S. Employees (which is incorporated herein by reference to Exhibit 10.23 to the Registrant's Form S-1, File No. 333-30701).

      5.1 Opinion of counsel as to legality of securities being registered.

     23.1             Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.

     23.2             Consent of counsel (contained in Exhibit 5.1).

     24.1             Power of Attorney (see page 5).

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 17th day of June 2002.

                                       J. D. EDWARDS & COMPANY

                                       By: /s/ RICHARD E. ALLEN
                                           -------------------------------------
                                           Richard E. Allen
                                           Chief Financial Officer, Executive
                                           Vice President, Finance and
                                           Administration

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert M. Dutkowsky and Richard E. Allen, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 17TH DAY OF JUNE 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                   SIGNATURE                                                  TITLE
                   ---------                                                  -----
            /s/ ROBERT M. DUTKOWSKY               President, Chief Executive Officer, and Director (principal
            ------------------------              executive officer)
              Robert M. Dutkowsky

            /s/ RICHARD E. ALLEN                  Chief Financial Officer, Executive Vice President, Finance and
            ------------------------              Administration, and Director (principal financial officer)
                Richard E. Allen

            /s/ PAMELA L. SAXTON                  Vice President of Finance, Controller, and Chief Accounting
            ------------------------              Officer (principal accounting officer)
                Pamela L. Saxton

            /s/ ROBERT C. NEWMAN                  Director
            ------------------------
                Robert C. Newman

            /s/ GERALD HARRISON                   Director
            ------------------------
                Gerald Harrison

            /s/ DELWIN D. HOCK                    Director
            ------------------------
                 Delwin D. Hock

            /s/ MICHAEL J. MAPLES                 Director
            ------------------------
               Michael J. Maples

            /s/ TRYGVE E. MYHREN                  Director
            ------------------------
                Trygve E. Myhren

            /s/ JAN ZAPAPAS                       Director
            ------------------------
                  Jan Zapapas

                                INDEX TO EXHIBITS

      EXHIBIT
      NUMBER          DESCRIPTION
      -------         -----------
        4.1           Reference is made to Registrant's Registration Statement
                      on Form 8-A filed November 15, 2001 (including the
                      exhibits thereto), which is incorporated by reference
                      herein as indicated in Item 3.

        4.2 J.D. Edwards & Company 1997 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.21 to the Registrant's Form S-1, File No. 333-30701).

        4.3           J.D. Edwards & Company 1997 Employee Stock Purchase Plan
                      (which is incorporated herein by reference to Exhibit
                      10.20 to the Registrant's Form S-1, File No. 333-30701).

        4.4 J.D. Edwards & Company 1997 Employee Stock Purchase Plan for Non-U.S. Employees (which is incorporated herein by reference to Exhibit 10.23 to the Registrant's Form S-1,
                      File No. 333-30701).

        5.1 Opinion of counsel as to legality of securities being registered.

       23.1           Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.

       23.2           Consent of counsel (contained in Exhibit 5.1).

       24.1           Power of Attorney (see page 5).